EXHIBIT 4.5
Second Amended and Restated
Articles of Incorporation
of
US BioEnergy Corporation

Pursuant to Sections 47-1A-1003 and 47-1A-1007
of the
South Dakota Business Corporation Act

     Pursuant to Sections 47-1A-1003 and 47-1A-1007 of the South Dakota Business Corporation Act (the “Act”), the undersigned corporation adopts the following Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), which shall supersede the original articles of incorporation and all amendments and restatements thereto of the undersigned corporation:
Article I
     The name of the corporation shall be US BioEnergy Corporation (the “Corporation”).
Article II
     A. The street address of the principal office of the corporation is 5500 Cenex Drive, Mail Station 175, Inver Grove Heights, Minnesota 55077.
     B. The street address of the initial registered office of the corporation is:
CT Corporation System
319 South Coteau Street
Pierre, SD 57006-2037
     C. The name and address of each incorporator of the Corporation is:

Name	Address
Steven P. Myers	1342 Wahpeton Pass
Brookings, South Dakota 57006

Jill Wilts	326 Main Avenue
Suite 209
Brookings, South Dakota 57006
Article III
     The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted and carried on by it are as follows:

     A. To conduct all activities authorized by law and specifically to develop and thereafter own and operate sources of energy production and development and to conduct such other activities as may be connected therewith, and such other business or activities as shall be considered desirable by the Board of Directors; and
     B. To do each and every act necessary to carry out the purposes and objectives as stated herein and exercise all powers conferred by the laws of the State of South Dakota on corporations as provided by the Act or any amendments thereto.
Article IV
     A. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 825,000,000 shares of capital stock, consisting of (i) 750,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 75,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
     B. Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
     C. Reverse Stock Split. Each share of Common Stock of the Corporation outstanding as of the date of these Articles of Incorporation shall be converted into 1/4th of a share of Common Stock. The Corporation shall not be obligated, nor shall it have the right, to repurchase any fractional shares created as a result of such conversion.
     D. Power to Issue, Sell and Purchase Shares; Share Dividends. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to issue shares of one class or series as a share dividend in respect of shares of another class or series, as the Board of Directors shall from time to time, in its discretion, determine, and as otherwise permitted by law.
     E. No Preemptive Rights. Except as may otherwise be expressly agreed by the Corporation, holders of Common Stock and Preferred Stock of the Corporation shall have no preemptive rights to purchase stock of the Corporation or securities convertible into or carrying a right to subscribe for or acquire stock of the Corporation.
Article V
     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:
     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     B. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Until increased or decreased as provided herein, the Board of Directors shall consist of eight (8) members.
     C. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2007 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2008 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2009 annual meeting or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of shareholders beginning in 2007, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
     D. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     E. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may only be filled, as long as there is at least one director in office, by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.
     F. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.
     G. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Act, these Articles of Incorporation, and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
Article VI
     To the fullest extent permitted by the laws and statutes of the State of South Dakota as the same exist or may hereafter be amended, a director of this corporation shall not be held liable to the corporation or its shareholders for money damages for any action taken, or the failure to take any action, as a director. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Article VII
     A. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the

Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
     B. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.
     C. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.
     D. Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
Article VIII
     A. The books of the Corporation may be kept (subject to any provision contained in the Act) outside the State of South Dakota at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
     B. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by (i) the Chairman of the Board of Directors, (ii) the Board of Directors or (iii) written demand, signed, dated and delivered to the Corporation by the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting, describing the purpose or purposes for which the meeting is to be held.
Article IX
     To the fullest extent permitted by the South Dakota Domestic Public Corporation Takeover Act as the same exists or may hereafter be amended (the “Takeover Act”), the Corporation hereby expressly opts out of Sections 47-33-8 through 47-33-16 of the Takeover Act, inclusive, and such sections of the Takeover Act shall be inapplicable to the Corporation or to control share acquisitions of shares of the Corporation.
Article X
     In furtherance and not in limitation of the powers conferred upon it by the laws of the State of South Dakota, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation.
Article XI
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed in these Articles of Incorporation, the Corporation’s Bylaws or the Act, and all rights herein conferred upon shareholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with Articles V, VIII, IX and X of these Articles of Incorporation or this Article XI.
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     In Witness Whereof, the Corporation has caused these Second Amended and Restated Articles of Incorporation to be executed on its behalf this 8th day of December, 2006.

US BioEnergy Corporation

By:	/s/ Gregory S. Schlicht

	Name:	Gregory S. Schlicht
	Title:	Vice President, General Counsel
and Corporate Secretary